                           Registration No. 333-60580
                    As filed with the Securities and Exchange
                        Commission on December 19, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            HUSKER AG PROCESSING, LLC
             (Exact name of registrant as specified in its charter)


           Nebraska                       2689                          47-0836953
           --------                       ----                          ----------
(State or other jurisdiction of  (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification No.)

          510 W. Locust Street, P.O. Box 10, Plainview, Nebraska 68769
                                 (402) 582-4446
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                  GARY KUESTER
                              Chairman of the Board
                            Husker Ag Processing, LLC
             510 W. Locust Street, P.O. Box 10, Plainview, NE 68769
                                 (402) 582-4446
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:
                             Dennis J. Fogland, Esq.
                            Victoria H. Finley, Esq.
               Baird, Holm, McEachen, Pedersen, Hamann & Strasheim
                 1500 Woodmen Tower, Omaha, Nebraska 68102-2068
                                 (402) 636-8264

        Approximate date of commencement of proposed sale to the public:
                                       N/A

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

     THIS POST-EFFECTIVE AMENDMENT NO. 1 IS FILED PURSUANT TO ITEM 512(a)(3) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, TO TERMINATE THE OFFERING OF SECURITIES REGISTERED PURSUANT TO THE REGISTRATION STATEMENT ON FORM SB-2(333-60580), AND TO REMOVE FROM REGISTRATION 598 MEMBERSHIP UNITS OF THE COMPANY.

                       DE-REGISTRATION OF MEMBERSHIP UNITS

     On May 10, 2001, Husker Ag Processing, LLC, a Nebraska limited liability company (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-60580) on Form SB-2 under the Securities Act of 1933, as amended, registering up to 15,000 membership units in the Company (the "Units") to be offered by the Company. Such Registration Statement, as amended by Pre-Effective Amendment No. 1 dated July 23, 2001, Pre-Effective Amendment No. 2 dated August 20, 2001 and Pre-Effective Amendment No. 3 dated August 28, 2001, was declared effective on August 28, 2001.

     In accordance with the terms of its prospectus, the Company completed its public offering on December 1, 2001. As of December 1, 2001, the Company sold an aggregate of 14,402 Units for an aggregate of $14,402,000 with 598 Units remaining unsold. In accordance with the undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby de-registers the 598 Units that remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of Nebraska on this 19th day of December, 2001.

                                    HUSKER AG PROCESSING, LLC



                                    By:   /s/ Gary Kuester
                                          -------------------------------------
                                          Gary Kuester, Chairman of the Board
                                            (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities of Husker Ag Processing, LLC on the 19th day of December, 2001.

 Signature                           Capacity

 /s/ Gary Kuester                    Chairman of the Board, President, Director
 ----------------------------
 Gary Kuester

 /s/ J. Alex Thramer                 Vice Chairman, Vice President, Director
 ----------------------------
 J. Alex Thramer

 /s/ Jack G. Frahm                   Secretary and Director
 ----------------------------
 Jack G. Frahm




                                       II-1

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/s/ Fredrick J. Knievel              Treasurer and Director
-----------------------------
Fredrick J. Knievel                  (Principal Accounting Officer)

/s/ Cory A. Furstenau                Director
-----------------------------
Cory A. Furstenau

/s/ Ryan W. Koinzan                  Director
-----------------------------
Ryan W. Koinzan

/s/ Scott J. Carpenter               Director
-----------------------------
Scott J. Carpenter

/s/ Mike Kinney                      Director
-----------------------------
Mike Kinney

/s/ O. Kelly Hodson                  Director
-----------------------------
O. Kelly Hodson


                                       II-2